Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 1, 2024, Alcoa Corporation (“Alcoa”) completed the acquisition of all of the ordinary shares of Alumina Limited (the “Alumina Shares”) through a wholly owned subsidiary, AAC Investments Australia 2 Pty Ltd (the “Transaction”). Under the Scheme Implementation Deed, dated as of March 12, 2024, as amended and restated by the Deed of Amendment and Restatement, dated as of May 20, 2024, the holders of Alumina Shares (the “Scheme Participants”) received, for each such Alumina Share, 0.02854 Alcoa CHESS Depositary Interests (“New Alcoa CDIs”), each representing an ownership interest in a share of Alcoa common stock, except that (i) holders of Alumina Shares represented by American Depositary Shares, each of which represented 4 Alumina Shares, received, in lieu of the New Alcoa CDIs, for each Alumina Share, 0.02854 shares of Alcoa common stock and (ii) where the Scheme Participant was a certain affiliate of CITIC Group (the “CITIC Participant”), such CITIC Participant received, in lieu of the New Alcoa CDIs, for each Alumina Share, 0.02854 shares of newly-issued non-voting convertible preferred stock, par value $0.01 per share, of Alcoa (the “New Alcoa Preferred Stock”). Alumina Limited had 2,901,681,417 Alumina Shares outstanding on July 26, 2024, of which 2,760,056,014 shares converted into the Scheme Consideration that is, in the aggregate, the equivalent of 78,772,422 shares of Alcoa common stock. The remaining 141,625,403 Alumina Shares converted into the equivalent of 4,041,989 shares of New Alcoa Preferred Stock. See “The Transaction” beginning on page 47 of Alcoa’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on June 6, 2024 (“Proxy Statement”).

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2023 and the quarter ended March 31, 2024 and the unaudited pro forma condensed combined balance sheet as of March 31, 2024. The unaudited pro forma condensed combined financial information includes the historical results of Alcoa and Alumina Limited after giving pro forma effect to the acquisition of Alumina Limited. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and the quarter ended March 31, 2024 combine the historical audited and unaudited consolidated statement of operations of Alcoa for the corresponding periods, with the respective historical audited and unaudited consolidated statement of profit and loss of Alumina Limited for the corresponding periods, as if the Transaction had occurred on January 1, 2023. The unaudited pro forma condensed combined balance sheet as of March 31, 2024 combines the historical unaudited consolidated balance sheet of Alcoa and the historical unaudited consolidated balance sheet of Alumina Limited as of March 31, 2024, as if the Transaction had occurred on March 31, 2024.

The unaudited pro forma condensed combined financial information was based on and should be read in conjunction with Alcoa’s and Alumina Limited’s historical financial statements referenced below:

•	Alcoa’s audited consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024 and Alcoa’s unaudited consolidated financial statements and related notes thereto contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 2, 2024; and

•	Alumina Limited’s audited consolidated financial statements and related notes thereto for the year ended December 31, 2023 and unaudited consolidated financial statements for the quarter ended March 31, 2024, filed as Exhibit 99.2 to this Current Report.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been adjusted to include estimated Transaction accounting adjustments, accounting policy adjustments, and International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB) (the “IFRS Accounting Standards”) to accounting principles generally accepted in the United States of America (“U.S. GAAP”) adjustments.

The pro forma adjustments are based upon currently available information and certain assumptions that Alcoa’s management believes are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. The actual adjustments to Alcoa’s audited consolidated financial statements will depend upon a number of factors and additional information that will be available after the consummation of the Transaction. Accordingly, the actual adjustments that will appear in Alcoa’s financial statements may differ from these pro forma adjustments. Additionally, Alcoa conducted an initial review of the accounting policies of Alumina Limited, which comply with the IFRS Accounting Standards, to determine material differences in accounting policies or presentation between Alcoa and Alumina Limited that may require recasting or reclassification to conform to Alcoa’s accounting policies and presentations. The assessment of differences between the IFRS Accounting Standards and U.S. GAAP is based on Alcoa management’s best estimates, which remain subject to change as additional information is available.

The unaudited pro forma condensed combined financial information has been prepared in accordance with the rules and regulations of the SEC. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to present or be indicative of what the results of operations or financial position would have been had the events actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations or financial position of any future period or as of any future date. Additionally, the unaudited pro forma financial information does not reflect the costs of any integration activities or cost savings or synergies expected to be achieved as a result of the Transaction, which are described in the section entitled “The Transaction—Alcoa’s Reasons for the Transaction” beginning on page 53 of the Proxy Statement, and, accordingly, does not attempt to predict or suggest future results.

ALCOA CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE QUARTER ENDED MARCH 31, 2024

(in millions, except per share data)

	Historical Alcoa Corporation U.S. GAAP (USD)	Historical Alumina Limited IFRS[1] (USD)	Alumina Limited IFRS to U.S. GAAP[2] Adjustments[2] (USD)	Transaction Accounting Adjustments[3] (USD)	Note(s)	U.S. GAAP Pro forma Combined (USD)
Sales	$2,599	$—	$—	$—		$2,599
Cost of goods sold (exclusive of expenses below)	2,404	—	—	—		2,404
Selling, general administrative, and other expenses	60	6	—	—		66
Research and development expenses	11	—	—	—		11
Provision for depreciation, depletion, and amortization	161	—	—	—		161
Restructuring and other charges, net	202	—	—	—		202
Interest expense	27	6	—	—		33
Other expenses (income), net	59	42	6	(48)	(A)	59
Total costs and expenses	2,924	54	6	(48)		2,936
(Loss) income before income taxes	(325)	(54)	(6)	48		(337)
Benefit from income taxes	(18)	—	—	—		(18)
Net (loss) income	(307)	(54)	(6)	48		(319)
Less: Net loss attributable to noncontrolling interest	(55)	—	—	55	(A)	—
Net (loss) income after noncontrolling interest	$(252)	$(54)	$(6)	$(7)		$(319)
Earnings per share attributable to common shareholders:
Basic	$(1.41)	$(0.02)				$(1.24)
Diluted	$(1.41)	$(0.02)				$(1.24)

[1]	See the historical audited financial statements of Alumina Limited for the years ended December 31, 2023, 2022 and 2021 and condensed interim consolidated financial statements of Alumina Limited for the quarter ended March 31, 2024, filed as Exhibit 99.2 to this Current Report.

[2]	See Note 3.

[3]	See Note 5.

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Information.”

ALCOA CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(in millions, except per share data)

	Historical Alcoa U.S. GAAP (USD)	Historical Alumina Limited IFRS[1] (USD)	Alumina Limited IFRS to U.S. GAAP Adjustments[2] (USD)	Transaction Accounting Adjustments[3] (USD)	Note(s)	U.S. GAAP Pro forma Combined (USD)
Sales	$10,551	$1	$—	$—		$10,552
Cost of goods sold (exclusive of expenses below)	9,813	—	—	—		9,813
Selling, general administrative, and other expenses	226	12	—	—		238
Research and development expenses	39	—	—	—		39
Provision for depreciation, depletion, and amortization	632	—	—	—		632
Restructuring and other charges, net	184	—	—	—		184
Interest expense	107	20	—	—		127
Other expenses (income), net	134	119	8	(127)	(A)	134
Total costs and expenses	11,135	151	8	(127)		11,167
(Loss) income before income taxes	(584)	(150)	(8)	127		(615)
Provision for income taxes	189	—	—	—		189
Net (loss) income	(773)	(150)	(8)	127		(804)
Less: Net (loss) income attributable to noncontrolling interest	(122)	—	—	122	(A)	—
Net (loss) income after noncontrolling interest	$(651)	$(150)	$(8)	$5		$(804)
Earnings per share attributable to common shareholders:
Basic	$(3.65)	$(0.05)				$(3.13)
Diluted	$(3.65)	$(0.05)				$(3.13)

[1]	See historical audited financial statements of Alumina Limited for the years ended December 31, 2023, 2022 and 2021 and condensed interim consolidated financial statements of Alumina Limited for the quarter ended March 31, 2024, filed as Exhibit 99.2 to this Current Report.

[2]	See Note 3.

[3]	See Note 5.

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Information.”

ALCOA CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2024

(in millions, except per share data)

	Historical Alcoa Corporation U.S. GAAP (USD)	Historical Alumina Limited IFRS[1] (USD)	Alumina Limited IFRS to U.S. GAAP Adjustments[2] (USD)	Transaction Accounting Adjustments[3] (USD)	Note(s)	U.S. GAAP Pro forma Combined (USD)
Assets
Current assets:
Cash and cash equivalents	$1,358	$3	$—	$(66)	(B)	$1,295
Receivables from customers	869	—	—	—		869
Other receivables	132	—	—	—		132
Inventories	2,048	—	—	—		2,048
Fair value of derivative instruments	22	—	—	—		22
Prepaid expenses and other current assets	452	1	—	—		453

Total current assets	4,881	4	—	(66)		4,819
Properties, plants, and equipment, net	6,577	2	—	—		6,579
Investments	969	1,683	11	(1,694)	(C)	969
Deferred income taxes	295	—	—	100	(F)	395
Fair value of derivative instruments	1	—	—	—		1
Other noncurrent assets	1,605	—	—	—		1,605

Total Assets	$14,328	$1,689	$11	$(1,660)		$14,368

Liabilities
Current liabilities:
Accounts payable, trade	$1,586	$2	$—	$—		$1,588
Accrued compensation and retirement costs	331	—	—	—		331
Taxes, including income taxes	94	—	—	—		94
Fair value of derivative instruments	205	—	—	—		205
Other current liabilities	746	1	—	—		747
Long-term debt due within one year	79	—	—	363	(E)	442

Total current liabilities	3,041	3	—	363		3,407
Long-term debt, less amount due within one year	2,469	363	—	(363)	(E)	2,469
Accrued pension benefits	267	—	—	—		267
Accrued other postretirement benefits	437	—	—	—		437
Asset retirement obligations	718	—	—	—		718
Environmental remediation	197	—	—	—		197
Fair value of derivative instruments	925	—	—	—		925
Noncurrent income taxes	134	—	—	—		134
Other noncurrent liabilities and deferred credits	606	2	—	—		608

Total liabilities	8,794	368	—	—		9,162

Contingencies and commitments
Equity
Shareholders’ equity:
Common stock	2	—	—	1	(D)	3
Preferred stock	—	—	—	—	(D)	—
Additional capital	9,184	2,707	—	(423)	(B),(C),(D),(F)	11,468
Accumulated (deficit) earnings	(1,564)	74	11	(121)	(B),(C)	(1,600)
Accumulated other comprehensive loss	(3,628)	(1,460)	—	423	(C)	(4,665)

Total shareholders’ equity	3,994	1,321	11	(120)		5,206

Noncontrolling interest	1,540	—	—	(1,540)	(C)	—

Total equity	5,534	1,321	11	(1,660)		5,206

Total Liabilities and Equity	$14,328	$1,689	$11	$(1,660)		$14,368

[1]	See historical audited financial statements of Alumina Limited for the years ended December 31, 2023, 2022 and 2021 and condensed interim consolidated financial statements of Alumina Limited for the quarter ended March 31, 2024, filed as Exhibit 99.2 to this Current Report.

[2]	See Note 3.

[3]	See Note 6.

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Information.”

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1—BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Both Alcoa and Alumina Limited prepare their consolidated financial statements on the basis of the fiscal year ended December 31, 2023. The unaudited pro forma condensed combined financial information was prepared using:

•	the historical unaudited consolidated statements of operations of Alcoa and Alumina Limited for the quarter ended March 31, 2024;

•	the historical audited consolidated statements of operations of Alcoa and Alumina Limited for the year ended December 31, 2023; and

•	the historical unaudited consolidated balance sheets for Alcoa and Alumina Limited as of March 31, 2024.

The Transaction accounting adjustments included in the unaudited pro forma condensed combined financial information are preliminary, have been made solely for the purpose of preparing these statements and are subject to revision.

NOTE 2—RECLASSIFICATIONS

Alcoa’s management performed an initial review of the accounting policies of Alumina Limited to determine if differences in accounting policies require reclassification or adjustment and did not identify any material difference in accounting policy.

The following reclassifications were made to Alumina Limited’s historical statement of operations to conform to Alcoa’s historical presentation:

Statement of Operations for the quarter ended March 31, 2024

Amount (in $M USD)	Presentation in Alumina’s Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information
$6	General and administrative expenses	Selling, general administrative and other expenses
$6	Finance costs	Interest expense
$42	Share of net profit (loss) of associates accounted for using the equity method	Other expenses (income), net

Statement of Operations for the year ended December 31, 2023

Amount (in $M USD)	Presentation in Alumina’s Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information
$1	Income from related parties	Sales
$12	General and administrative expenses	Selling, general administrative, and other expenses
$20	Finance costs	Interest expense
$119	Share of net profit (loss) of associates accounted for using the equity method	Other expenses (income), net

Balance Sheet as of March 31, 2024

Amount (in $M USD)	Presentation in Alumina’s Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information
$2	Right of use asset	Properties, plants, and equipment, net
$1	Provisions and other liabilities (current)	Other current liabilities
$1	Lease liability	Other noncurrent liabilities and deferred credits
$1	Provisions and other liabilities (noncurrent)	Other noncurrent liabilities and deferred credits
$2,707	Contributed equity	Additional capital
$(1,527)	Foreign currency translation reserve	Accumulated other comprehensive loss
$67	Other reserves	Accumulated other comprehensive loss
$74	Retained earnings	Accumulated (deficit) earnings

NOTE 3—IFRS ACCOUNTING STANDARDS TO U.S. GAAP ADJUSTMENTS

Alumina Limited reports their financial statements under the IFRS Accounting Standards, which differs in certain material respects from U.S. GAAP. The following adjustments have been made to Alumina Limited’s carrying value of “Investment in associates” in Alumina Limited’s balance sheet and “Share of net profit (loss) of associate accounted for using the equity method” for purposes of the pro forma presentation in the IFRS Accounting Standards to U.S. GAAP adjustments column.

Asset retirement obligations

Under the IFRS Accounting Standards, asset retirement obligations (“AROs”) are recorded for dismantling, removal and restoration of certain refineries when a constructive obligation exists. Under U.S. GAAP, these AROs are recorded upon management’s decision to permanently close and demolish certain structures.

Additionally, the IFRS Accounting Standards requires remeasurement of ARO liabilities using current market discount rates. Under U.S. GAAP, AROs are measured using the discount rate that existed when the liability, or relevant portion, was initially recorded.

Gas transmission rights

As part of a previous sale transaction of an equity investment, AWAC maintained access to transmission capacity for gas supply to certain of its refineries. Under the IFRS Accounting Standards, the gas transmission rights are recognized as a deferred asset and liability at inception, net of deferred taxes. The deferred asset is then amortized over the useful life of the contract and the liability is subsequently revalued to current market pricing less any payments made for consumption. Under U.S. GAAP, gas transmission rights are not required to be recognized.

Properties, plants, and equipment, net

Under U.S. GAAP, the functional currency of AWAC’s operations in Brazil was the U.S. dollar while the currency was hyperinflationary, while under the IFRS Accounting Standards the functional currency remained the Brazilian real. As a result, the U.S. GAAP basis for properties, plants and equipment is higher than the IFRS Accounting Standards basis. Accordingly, depreciation is higher under U.S. GAAP than the IFRS Accounting Standards.

Mining rights intangibles

Upon the adoption of the IFRS Accounting Standards in 2004, Alumina Limited recognized intangible assets related to mineral rights for bauxite mining, which were amortized over the applicable period. Under U.S. GAAP, intangible assets related to mineral rights are not required to be recognized.

Retirement benefit obligations

Under the IFRS Accounting Standards, gains and losses related to defined benefit plans are recognized immediately in accumulated other comprehensive loss and are not subsequently recorded within profit or loss. Under U.S. GAAP gains and losses related to defined benefit plans are deferred in accumulated other comprehensive income until amortized into earnings. The actuarial assumptions also differ.

When Alcoa’s management completes a final review of Alumina Limited’s accounting policies, additional differences may be identified that, when conformed, could differ from the unaudited pro forma condensed combined financial information contained herein.

NOTE 4—PURCHASE CONSIDERATION AND ALLOCATION

Purchase Consideration

Based on Alcoa’s closing share price as of July 26, 2024, the exchange ratio of 0.02854 implies a value of A$1.45 per Alumina Share and purchase consideration of approximately $2.8 billion. The purchase consideration is as follows:

Alumina Limited common shares (excluding shares held by the CITIC Participant eligible for preferred stock conversion)	2,760,056,014[1]
Alumina Limited common shares held by the CITIC Participant eligible for preferred stock conversion	141,625,403[2]
Total Alumina Limited common shares outstanding	2,901,681,417[3]
Exchange ratio	0.02854
Alcoa common stock issued in exchange	78,772,422
Alcoa non-voting preferred stock issued in exchange	4,041,989
Total Alcoa stock issued in exchange	82,814,411
Alcoa closing share price		$ 33.43 [4]
Purchase consideration at closing (in USD millions)		$ 2,768 [5]

(1)	Alumina Limited shareholders received Alcoa stock at an exchange ratio of 0.02854.

(2)	Certain Alumina Shares owned by the CITIC Participant received shares of Alcoa non-voting preferred stock at the exchange ratio of 0.02854.

(3)	Represents the number of Alumina Shares issued and outstanding as of July 26, 2024.

(4)	Represents the closing price of Alcoa common stock on the New York Stock Exchange on July 26, 2024.

(5)	The final purchase consideration will be based on the closing price of Alcoa common stock on August 1, 2024, which could differ materially from the Alcoa common stock price used to estimate the purchase consideration.

Accounting Treatment

The Transaction consists in substance of the acquisition of Alumina Limited’s noncontrolling interest in AWAC, the assumption of indebtedness and the recognition of deferred tax assets related to Alumina Limited’s net operating loss carryforwards (see Note 5, (F) below). The Transaction will be accounted for as an equity transaction under U.S. GAAP in accordance with ASC 810. The financial condition and results of operations of Alcoa after closing of the Scheme will include the financial condition and results of operations of Alumina Limited.

The following table sets forth the allocation of the total purchase consideration to the identifiable assets acquired and liabilities assumed, based on Alumina Limited’s balance sheet on March 31, 2024:

Amount (in millions) (USD)
Purchase consideration	$2,768
Cash and cash equivalents	3
Prepaid expenses and other current assets	1
Deferred income taxes	100
Properties, plants, and equipment, net	2
Total assets	106
Accounts payable, trade	2
Other current liabilities	1
Long-term debt due within one year	363
Other noncurrent liabilities and deferred credits	2
Total liabilities	368

Noncontrolling interest	1,540

Net assets acquired	1,278

Additional capital	$1,490

NOTE 5—ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(A) The adjustment represents the elimination of Alumina Limited’s equity earnings of $42 million and $119 million for the quarter ended March 31, 2024 and year ended December 31, 2023, respectively, and the elimination of the corresponding IFRS Accounting Standards to U.S. GAAP adjustment of $6 million and $8 million for the quarter ended March 31, 2024 and year ended December 31, 2023, respectively, as described in Note 3. Additionally, the adjustment represents the elimination of Alcoa’s noncontrolling interest of $55 million and $122 million for the quarter ended March 31, 2024 and year ended December 31, 2023, respectively.

NOTE 6—ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2024

(B) Additional capital includes a decrease of $30 million to reflect the impact of Alcoa’s estimated transaction costs not yet incurred, with an offset to Cash. Accumulated (deficit) earnings includes a decrease of $30 million to reflect the impact of Alumina Limited’s transaction costs not yet incurred by Alumina Limited, and the cash settlement of obligations under Alumina Limited’s Employee Share Plan, and $6 million for other one-time charges not yet incurred by Alcoa, with an offset to Cash.

(C) The adjustment reflects the elimination of Alumina Limited’s investment of $1,683 million and the IFRS Accounting Standards to U.S. GAAP adjustment of $11 million as described in Note 3. Additionally, the adjustment reflects the elimination of Alumina Limited’s Additional capital of $2,707 million, Alumina Limited’s Accumulated earnings of $44 million (after the $30 million adjustment above) and the IFRS Accounting Standards to U.S. GAAP adjustment of $11 million, and Alumina Limited’s Accumulated other comprehensive loss of $1,460 million. Additional capital also reflects an adjustment of $362 million to reflect Alcoa’s acquisition of Alumina Limited’s remaining assets and liabilities (primarily long-term debt of $363 million). This adjustment also eliminates Alcoa’s Noncontrolling interest of $1,540 million and Other comprehensive loss of $1,037 million allocated to Noncontrolling interest, with an offset to Additional capital.

(D) The adjustment to Common stock and Preferred stock represents the issuance of 78,772,422 Alcoa common shares at $0.01 par value and the issuance of 4,041,989 preferred non-voting shares at $0.01 par value, respectively, with an offset to Additional Capital.

(E) Alumina Limited’s revolving credit facility contains a clause that allows the majority lenders to call the outstanding indebtedness upon a change of control if Alumina Limited does not elect the option to prepay all outstanding loans and any other accrued amounts (including interest) in connection with such change of control. This adjustment reflects the reclassification from Long-term debt, less amount due within one year to Long-term debt, due within one year as a result of this change of control clause. Other than the principal and interest, no other material fees are expected with this repayment.

(F) Alcoa Australia Holdings Pty Ltd (“AAH”), a wholly-owned indirect subsidiary of Alcoa, made an election prior to July 31, 2024 that results in Alcoa’s other wholly-owned Australian subsidiaries joining AAH's tax consolidated group (the “AAH Tax Consolidated Group”). As a result of the Transaction, Alumina Limited and all of its Australian subsidiaries, as well as Alcoa of Australia Limited and all of its subsidiaries, joined the AAH Tax Consolidated Group on August 1, 2024. This adjustment reflects a deferred tax asset of $100 million related to the portion of Alumina Limited’s Australian net operating loss carryforwards that Alcoa has determined are more likely than not to be realized as a result of the consolidated return election.

NOTE 7—EARNINGS PER SHARE

The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the condensed combined basic and diluted average shares of Alcoa and Alumina Limited.

The pro forma basic and diluted weighted average shares outstanding are a combination of historical Alcoa common stock and the Alcoa common stock issued as part of the Transaction at an exchange ratio of 0.02854 shares of Alcoa common stock for each Alumina Share outstanding. Certain Alumina Shares owned by a certain CITIC Participant will receive, in lieu of the Alcoa common stock, 0.02854 shares of New Alcoa Preferred Stock.

Pro Forma Weighted Average Shares	Quarter Ended March 31, 2024	Year Ended December 31, 2023
Basic weighted average number of common shares outstanding-historical	179,285,359	178,311,096
Common stock issued as part of the Transaction	78,772,422	78,772,422
Pro forma weighted average number of common shares - Basic	258,057,781	257,083,518
Preferred stock issued as part of the Transaction	4,041,989	4,041,989

Diluted weighted average number of common shares outstanding-historical	179,285,359	178,311,096
Common stock issued as part of the Transaction	78,772,422	78,772,422
Pro forma weighted average number of common shares - Diluted	258,057,781	257,083,518
Preferred stock issued as part of the Transaction	4,041,989	4,041,989

Pro Forma Weighted Average Shares	Quarter Ended March 31, 2024	Year Ended December 31, 2023
Pro Forma Earnings per Share
Pro forma net loss attributable to common shareholders (in USD millions)	$(319)	$(804)
Basic - pro forma	$(1.24)	$(3.13)
Diluted - pro forma	$(1.24)	$(3.13)